Home Equity Loan-Backed Term Notes, GMACM Series 2005-HE3
	Payment Date	01/25/2006

Servicing Certificate	Group 1
Beginning Pool Balance	848,940,023.47
Beginning PFA	100,151,150.90
Ending Pool Balance	923,421,389.36
Ending PFA Balance	0.00
Principal Collections	49,914,785.60
Principal Draws	24,245,043.41
Net Principal Collections	-
Active Loan Count	20,968

Interest Collections	5,586,316.07

Additional Mortgage Loans - Revolving Period	100,151,108.08
Additional Mortgage Loans - Due to Funding Event	0.00

Net WAC Rate	7.09247%
Substitution Adjustment Amount	0.00

Excess Cash	2,172,680.64
Excess Spread Percentage	2.40%
Excess Spread Target	2.00%

	Beginning	Ending				Interest	Security
Term Notes	Balance	Balance	Factor	Principal	Interest	Shortfalls	%	Coupon
Class A-1	423,210,000.00	423,210,000.00	1.0000000	0.00	1,530,300.91	0.00	42.70%	4.4888%
Class A-2	296,703,000.00	296,703,000.00	1.0000000	0.00	1,082,419.93	0.00	29.94%	4.5288%
Class A-3	243,767,000.00	243,767,000.00	1.0000000	0.00	906,974.06	0.00	24.60%	4.6188%
Variable Pay Revolving Notes - A-1	19,622,646.94	17,449,966.48	0.7170728	2,172,680.46	73,325.33	0.00	1.76%	4.6388%
Variable Pay Revolving Notes - A-2	0.81	0.72	0.0000000	0.09	0.00	0.00	0.00%	4.6388%
Variable Pay Revolving Notes - A-3	0.81	0.72	0.0000000	0.09	0.00	0.00	0.00%	4.6388%
Certificates	-	-	-	-	0.00	-	-	-

Beginning Overcollateralization Amount	(9,888,458.97)
Overcollateralization Amount Increase (Decrease)	2,172,680.64
Outstanding Overcollateralization Amount	(7,715,778.33)
Target Overcollateralization Amount	9,734,141.90

Credit Enhancement Draw Amount	0.00
Unreimbursed Prior Draws	0.00

		Number	Percent	Foreclosure		Bankruptcy		REO
	Balance	of Loans	of Balance	Units	Dollars	Units	Dollars	Units	Dollars
Delinquent Loans (30 Days)*	5,815,199.16	135	0.63%	0	0.00	1	44,742.68	0	0.00
Delinquent Loans (60 Days)*	1,350,404.38	38	0.15%	0	0.00	0	0.00	0	0.00
Delinquent Loans (90 Days)*	537,709.68	13	0.06%	0	0.00	0	0.00	0	0.00
Delinquent Loans (120 Days)*	142,091.39	5	0.02%	0	0.00	0	0.00	0	0.00
Delinquent Loans (150 Days)*	-	0	0.00%	0	0.00	1	75,000.00	0	0.00
Delinquent Loans (180+ Days)*	-	0	0.00%	0	0.00	0	0.00	0	0.00
REO	-	0	0.00%
Bankruptcy	453,816.82	10	0.05%
Foreclosures	-	0	0.00%

*Delinquency Figures Do Not include Bankruptcy, Foreclosure, and REO.

	Liquidation To-Date
Beginning Loss Amount	0.00
Current Month Loss Amount	0.00
Current Month Recoveries	0.00
Ending Loss Amount	0.00	0.00%

	Recovery To-Date
Beginning Recovery Amount	0.00
Current Month Recovery Amount	0.00
Ending Recovery Amount	0.00

	Special Hazard	Fraud	Bankruptcy
Beginning Amount	0.00	0.00	0.00
Current Month Loss Amount	0.00	0.00	0.00
Ending Amount	-	-	-

Extraordinary Event Losses	0.00
Excess Loss Amounts	0.00

Funding Account
Beginning Funding Account Balance	24,323,015.22
Deposit to Funding Account	25,669,742.19
Excess Of Draws over Principal Collections	0.00
Payment for Additional Purchases	0.00
Prefunding balance sent to Funding account	42.82
Add Variable Funding Note	0.00
Ending Funding Account Balance as of Payment Date	49,992,800.23
Interest earned for Collection Period	65,700.06
Interest withdrawn related to prior Collection Period	45,752.44

Pre-Funding Account
Beginning Pre-Funding Account Balance	100,151,150.90
Deposit to Pre-Funding Account	0.00
Excess Of Draws over Principal Collections	0.00
Payment for Additional Purchases	100,151,108.08
Remaining balance sent to Funding Account	42.82
Ending Pre-Funding Account Balance as of Payment Date	0.00
Interest earned for Collection Period	209,713.54
Interest withdrawn related to prior Collection Period	385,348.03

Capitalized Interest Account
Beginning CIA Account Balance	503,804.56
Withdrawal from CIA Account	0.00
Remaining balance sent to GMACM	503,804.56
Ending CIA Account Balance as of Payment Date	0.00
Interest earned for Collection Period	2,301.46
Interest withdrawn related to prior Collection Period	3,138.62

Cuurent Month Repurchases Units	0
Cuurent Month Repurchases ($)	-

Bullet Termination Events	Yes/No
1) Term Notes have been downgraded below AAA/Aaa by S&P
and Moodys, respectively	No

2) Trust failed to receive advance of funds from VPRN holder
or failed to issue and sell an additional VPRN	No

3) Enhancer Default has occurred and is continuing	No

4-A) For 3 consecutive months, the average amount in the Funding
Account not used to purchase additional balances or subsequent mortgage loans is greater than 30% of the amount actually used to
purchase additional balances or subsequent transfer loans.	No

4-B) For 6 consecutive months, the average amount in the Funding
Account not used to purchase additional balances or subsequent mortgage loans is greater than 20% of the amount actually used to
purchase additional balances or subsequent transfer loans.	No

Funding Event	Yes/No
Reserve Sub-Account balance is more than $2,000,000, provided that the
Note Balance of the VPRN has been reduced to zero and the
Overcollateralization Target Amount has been met.	No